EXHIBIT L

CANADA

Canada Notes

AMENDMENT NO. 1 TO THE

DISTRIBUTION AGREEMENT DATED NOVEMBER 28, 2012

March 30, 2015

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, NY 10010

Ladies and Gentlemen:

In connection with the distribution agreement dated as of November 28, 2012 (the “Distribution Agreement”) between Her Majesty in right of Canada, as represented by the Minister of Finance (“Canada”) and you with respect to the issuance and sale from time to time by Canada of its Canada Notes (the “Notes”) pursuant to the provisions of the Distribution Agreement, Canada confirms with you this agreement to amend the Distribution Agreement (the “Amendment”) effective as of the date hereof as follows:

(i) All references in the Distribution Agreement, including in the Exhibits thereto, to “this Agreement” or the “Distribution Agreement” shall be understood to refer to the Distribution Agreement as amended by this Amendment.

(ii) All references in the Distribution Agreement, including in the Exhibits thereto, to the “Registration Statement” shall be understood to refer to the Schedule B registration statement (file no. 333-200852), including the exhibits thereto and all documents incorporated by reference therein, as amended or supplemented from time to time, for the registration of the Notes under the Act, and any other registration statement subsequently filed with the Commission with respect to the issuance and sale from time to time by Canada of the Notes, including the exhibits thereto and all documents incorporated by reference therein, as such registration statement may be amended or supplemented from time to time.

(iii) All references in the Distribution Agreement, including in the Exhibits thereto, to the “Prospectus Supplement” shall be understood to refer to the most recent prospectus supplement filed with the Commission specifically relating to the offering of the Notes.

(iv) The first sentence of the second paragraph of the Procedures set forth in Exhibit B to the Distribution Agreement shall be and hereby is amended and restated as follows:

“For a description of the terms of the Notes and the offering and sale thereof, see the sections entitled “Description of the Notes”, “Foreign Currency Risks”, “Clearing and Settlement”, “Supplemental Plan of Distribution of the Notes” and “Glossary” in the most recent prospectus supplement filed with the Commission specifically relating to the offering of the Notes and hereinafter referred to as the “Prospectus Supplement”, and the sections entitled “Description of the Debt Securities”, and “Plan of Distribution” in the Basic Prospectus relating to the Notes, attached thereto and hereinafter referred to as the “Prospectus.” ”

Except to the extent otherwise provided herein, capitalized terms used but not defined herein shall have the same meanings assigned to such terms in the Distribution Agreement.

This Amendment will inure to the benefit of and be binding upon the parties hereto, their respective successors, the officers and directors and controlling persons referred to in Section 9 of the Distribution Agreement and, to the extent provided in Section 8(d) of the Distribution Agreement, any person who has agreed to purchase Notes from Canada.

This Amendment does not amend, modify or waive any other terms of the Distribution Agreement, which terms continue to be in full force and effect. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such executed counterparts shall together constitute one and the same agreement.

If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below, whereupon this Amendment shall constitute a binding agreement between Canada and you in accordance with its terms.

Very truly yours,

HER MAJESTY IN RIGHT OF CANADA, as represented by the Minister of Finance

By:	/s/ Clifton Lee-Sing
	Name:	Clifton Lee-Sing
	Title:	Chief Reserves and Risk Management Section Financial Markets Division Financial Sector Policy Branch Department of Finance (Canada)

CONFIRMED AND ACCEPTED, as of the date first above written:

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Sharon Harrison
Name: Sharon Harrison
Title: Director